______________________AURORA LOAN SERVICES_________________________
Owner: None

Depositor:
Structured Asset Securities Corporation
Attention: Mortgage Finance GPMF 2007-AR1
745 7th Ave, 7th Floor
New York, NY 10019

Master Servicer:
Aurora Loan Services
Michele Olds
10350 Park Meadows Drive
Littleton, CO 80124

Trustee:
US Bank, N.A.
Structured Finance / GPMF 2007-AR1
One Federal Street, 3rd Floor
Boston, Massachusetts 02110

Securities Administrator:

Subject:
Annual Officer's Certification
Fiscal Year: 2007
Investor Code: H08
Investor Name:
GPMF 2007-AR1

I, Terry Gentry, the undersigned, a duly authorized officer of Aurora Loan Services LLC (the
"Servicer"), do certify the following for the Calendar Year 2007:

1. A review of the activities of the Servicer during the period beginning on the cut-off date and ending on December 31, 2007 (the reporting period) and of its performance under the
Agreement for such period has been made under my supervision.

2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material aspects throughout such reporting period.

Certified by: AURORA LOAN SERVICES LLC

By: /s/ Terry L. Gentry

Name: Terry L. Gentry
Title: Managing Director